Form of Special PSU Award Agreement (Retention)
CREDO TECHNOLOGY GROUP HOLDING LTD.
2021 LONG-TERM INCENTIVE PLAN
NOTICE OF PSU AWARD

Except as otherwise indicated, any capitalized term used but not defined in this Notice of PSU Award (this “Notice”) shall have the meaning ascribed to such term in the Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”).

You (the “Participant”) have been granted an Award of performance-based restricted stock units (“PSUs” or the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached PSU Agreement, including Appendix A attached thereto (this Notice and the attached PSU Agreement, including all appendices attached thereto, collectively, the “Award Agreement”).

Name:	[●]

Number of PSUs Subject to the Award:	[●] (“Award PSUs”)

Date of Grant:	[●]

Vesting Commencement Date:	[●]

Vesting Schedule:	Subject to satisfaction of both the Service Condition (as defined below) and the Performance Condition (as defined in Appendix A), the Award will vest with respect to the number of Earned PSUs (as defined in Appendix A) determined in accordance with Appendix A on each applicable Measurement Date (as defined in Appendix A).

Service Condition:
The Service Condition will be satisfied on each Measurement Date, subject to your continuous employment with the Company through such Measurement Date (the “Service Condition”); provided that, unless determined by the Committee, the Service Condition will remain eligible to be satisfied in the event of the cessation of your services as an employee but the continuation of your services as a non-employee Director or a Consultant of the Company.

Performance Condition:
The Performance Condition will be measured on each Measurement Date in accordance with Appendix A.

The number of Award PSUs that may become Earned PSUs will be based on the satisfaction of the Performance Condition as determined in accordance with Appendix A.

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Post-Vesting Holding Period:
Any Ordinary Shares issued pursuant to the vesting of Earned PSUs in accordance with the Award Agreement will be subject to a one-year holding period from the applicable Measurement Date for which such Ordinary Shares were issued (the “Post-Vesting Holding Period”), as set forth in Section 5 of the attached PSU Agreement.

The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

CREDO TECHNOLOGY GROUP HOLDING LTD.
By:
Name:
Title:

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement and the Plan.

PARTICIPANT
By:
[●]
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CREDO TECHNOLOGY GROUP HOLDING LTD.
2021 LONG-TERM INCENTIVE PLAN
PSU AGREEMENT

The Participant named in the attached Notice of PSU Award (the “Notice”) has been granted an Award of PSUs (the “Award”) pursuant to the Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this PSU Agreement, including Appendix A attached hereto (this “Agreement”), dated as of [●], 2025, between the Participant and Credo Technology Group Holding Ltd. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Issuance of Ordinary Shares. Each PSU shall represent the right to receive one Ordinary Share upon such PSU being earned and vested, as determined in accordance with and subject to the terms of this Agreement (including Appendix A attached hereto), the Plan and the Notice. The number of Award PSUs is set forth in the Notice.
2.Vesting Dates. Subject to Sections 3 and 4, the Award shall vest on the dates set forth in the Notice, subject to satisfaction of the Service Condition and the Performance Condition.
3.Termination of Service.
(a)By the Company without Cause or by the Participant with Good Reason. In the event of the Participant’s Separation from Service by the Company without Cause or by the Participant with Good Reason, a pro-rata portion of the Award PSUs will be eligible to become Earned PSUs as follows: (i) the Performance Condition shall be measured with respect to the Award PSUs (and the Award PSUs shall be eligible to become Earned PSUs) on the next occurring Measurement Date in accordance with Appendix A and (ii) such number of Earned PSUs will be multiplied by a fraction, (x) the numerator of which is the total number of days the Participant was employed between the Date of Grant and the date of Separation from Service and (y) the denominator of which is 1,460. Any Award PSUs that do not become earned and vested on such next occurring Measurement Date in accordance with this Section 3(a) will be forfeited.
(b)Due to Death or Disability. In the event of the Participant’s Separation from Service due to death or Disability, the Award PSUs will remain outstanding and eligible to become Earned PSUs on the next occurring Measurement Date in accordance with Appendix A. Any Award PSUs that do not become earned and vested on such next occurring Measurement Date in accordance with this Section 3(b) will be forfeited.
(c)By the Company for Cause. In the event of the Participant’s Separation from Service by the Company for Cause, the Award PSUs, whether vested or unvested, will be forfeited.
(d)Any Other Reason. In the event of the Participant’s Separation from Service for any reason not described in Section 3(a), 3(b) or 3(c) above, any Award PSUs that are unvested as of the date of Separation from Service will be forfeited.
(e)As used herein, the terms “Cause”, “Good Reason” and “Disability” shall have the meanings ascribed to such terms in the Credo Technology Group Holding

Ltd Executive Change in Control Severance Plan or the Credo Technology Group Holding Ltd Key Employee Change in Control Severance Plan, as applicable, in each case, as in effect from time to time.
4.Change in Control. In the event of a Change in Control, (i) the Service Condition shall be deemed satisfied in full and (ii) the Performance Condition shall be measured (and the Award PSUs shall be eligible to become Earned PSUs) as of the date of the Change in Control in accordance with Section 2 of Appendix A. Any portion of the Award PSUs that do not become earned and vested in accordance with this Section 4 will be forfeited.
5.Post-Vesting Holding Period. Any Ordinary Shares issued upon the vesting of Earned PSUs pursuant to this Agreement shall be subject to the Post-Vesting Holding Period. During the Post-Vesting Holding Period, such Ordinary Shares (and the Participant’s rights with respect to such Ordinary Shares) may not be directly or indirectly, sold, transferred, pledged, encumbered, alienated, hypothecated, assigned or otherwise disposed, regardless of whether the Participant remains in continuous service with the Company through the end of such period. Notwithstanding the foregoing, (i) the Post-Vesting Holding Period shall not apply with respect to any Ordinary Shares required to be withheld or tendered in satisfaction of any tax withholding obligations pursuant to Section 9 and (ii) the Post-Vesting Holding Period shall end early upon a Change in Control.
6.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PSUs unless and until the Participant becomes the record owner of the Ordinary Shares underlying the PSUs.
7.Dividend Equivalents. If a cash dividend is declared on Ordinary Shares during the period commencing on the Date of Grant set forth in the Notice and ending on the date on which any Ordinary Shares underlying the PSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had such Ordinary Shares underlying the PSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable vesting date of the corresponding PSUs. For clarity, no Dividend Equivalent will be paid with respect to any PSUs that do not become Earned PSUs or otherwise do not vest or are forfeited.
8.Distribution of Ordinary Shares. Subject to the provisions of this Agreement, upon the vesting of any Earned PSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Measurement Date, one Ordinary Share for each such Earned PSU. Upon the delivery of Ordinary Shares and following the lapse of the Post-Vesting Holding Period, such Ordinary Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Ordinary Shares after the lapse of the Post-Vesting Holding Period shall be in accordance with applicable securities laws and any applicable Company policy.
9.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i)

makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Ordinary Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, or its respective agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers or is deemed to deliver irrevocable instructions to a broker reasonably acceptable to the Committee to sell Ordinary Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Ordinary Shares issued on settlement of the Award by the number of Ordinary Shares with an aggregate Fair Market Value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Ordinary Shares. If the obligation for Tax-Related Items is satisfied by withholding in Ordinary Shares, for tax purposes, the Participant is deemed to have been issued the full number of Ordinary Shares subject to the settled Award, notwithstanding that a number of the Ordinary Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
10.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.

11.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 19(o) (Cancellation or “Clawback” of Awards) of the Plan.
12.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
13.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Credo Technology Holdings Ltd.
110 Rio Robles
San Jose, California 95134
Attention: James Laufman
Email: james.laufman@credosemi.com

If to the Participant, to the address of the Participant on file with the Company.
14.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.
15.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
16.Transfer of PSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution, including during the Post-Vesting Holding Period. This provision shall not apply to any portion of the Award that has been fully settled, following the lapse of the Post-Vesting Holding Period. This provision shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
17.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
18.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this

Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
19.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
20.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
21.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
22.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
23.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of California, without application of the conflicts of law principles thereof.
24.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Ordinary Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the PSUs pursuant to this Agreement.
25.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

Appendix A
PSU AGREEMENT
Performance Condition

1.Performance Condition. Subject to the Participant’s satisfaction of the Service Condition, a portion of the Award PSUs will be earned and will be eligible to be vest on each of the following Measurement Dates, to the extent that the Stock Price Condition (as defined below) is met on each Measurement Date, as follows:

Measurement Date:	Number of Award PSUs Earned if the Stock Price Condition is Met:
First anniversary of the Vesting Commencement Date (the “First Measurement Date”)	25% of Award PSUs
Second anniversary of the Vesting Commencement Date (the “Second Measurement Date”)	50% of Award PSUs (less any Award PSUs that were earned on the First Measurement Date)
Third anniversary of the Vesting Commencement Date (the “Third Measurement Date”)	100% of the Award PSUs (less any Award PSUs that were earned on the First Measurement Date and the Second Measurement Date)
The aggregate number of Award PSUs earned in accordance with this Appendix A shall be referred to herein as the “Earned PSUs”. Any Award PSUs that are not earned and vested as of or in connection with the first to occur of the Third Measurement Date or, if earlier, a Change in Control, pursuant to the terms of the Award Agreement and this Appendix A, shall be forfeited and canceled for no consideration.
2.Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Performance Condition shall be deemed to be achieved if the price per Ordinary Share offered to the Company’s shareholders in the Change in Control equals or exceeds $116, in which case 100% of the Award PSUs that have not previously become Earned PSUs will be earned and will become Earned PSUs.
3.Definitions.
a.“Measurement Date” means any of the First Measurement Date, the Second Measurement Date, and the Third Measurement Date.
b.“Stock Price Condition” means that as of any Measurement Date, the average closing price per Ordinary Share for the 60-trading day period immediately preceding the Measurement Date equals or exceeds $116.
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